SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON D.C. 20549

                                  FORM 8-K A00

                                  AMENDMENT TO

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) -- July 29, 1996

                        DAWSON PRODUCTION SERVICES, INC.
             (Exact name of registrant as specified in its charter)

          TEXAS                         0-27732                  74-2231546
(State or other jurisdiction    (Commission file Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)

    901 N.E. Loop 410, Suite 700
         San Antonio, Texas                                 78209-1306
(Address of principal executive offices)                    (Zip code)

       Registrants telephone number, including area code: (210) 828-1838

                                 NOT APPLICABLE
              (Former name, former address and former fiscal year,
                          if changed since last report)

Effective July 29, 1996, Dawson Production Services, Inc., a Texas corporation, (the "Company"), acquired all of the issued and outstanding stock of Taylor Companies, Inc. The Company reported this acquisition on a current report on Form 8-K dated July 29, 1996. In accordance with item 7(a)(4), the Company hereby files the required finanical statements of the business acquired and proforma financial information pursuant to Item 7.

Item 7.  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired: Taylor Acquisition Group

TAYLOR ACQUISITION GROUP
COMBINED BALANCE SHEET

                                                         December 31,        December 31,            June 30,
                                                             1994               1995                   1996
                                                                                                    (Unaudited)
                             ASSETS
CURRENT ASSETS

  Cash and cash equivalents                                 $563,105           $283,054               $239,160
  Accounts receivable - trade, (net)                       3,669,784          2,973,206              3,299,590
  Accounts receivable - affiliates                            81,399
  Accounts receivable - officer                              445,655            164,135                202,628
  Accounts receivable - other                                286,256            122,273                298,003
  Prepaid expenses                                           141,336            110,496                226,058
                                                    -----------------------------------------------------------
                      Total Current Assets                 5,187,535          3,653,164              4,265,439

PROPERTY, PLANT AND EQUIPMENT
  Heavy trucks and trailers                                2,415,384          2,331,400              2,371,053
  Frac tanks                                               3,961,543          3,980,401              3,992,401
  Other equipment                                          2,776,437          2,667,291              2,707,025
  Disposal wells                                           2,348,249          2,816,349              2,810,600
  Land                                                        45,953             55,627                 55,627
                                                    -----------------------------------------------------------
                                                          11,547,566         11,851,068             11,936,706
  Less: Accumulated depreciation                           6,790,230          8,073,760              8,749,869
                                                    -----------------------------------------------------------
                Net Property, Plant and Equipment          4,757,336          3,777,308              3,186,837
OTHER ASSETS
  Equipment not in service                                    87,964              9,528
                                                    ===========================================================
                          TOTAL ASSETS                   $10,032,835         $7,440,000             $7,452,276
                                                    ===========================================================

                     The accompanying notes are an integral
                       part of these financial statements.

                                                                December 31,        December 31,           June 30,
                                                                   1994                1995                  1996
                                                                                                          (Unaudited)
              LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
  Notes payable - current portion                                $2,497,684         $2,026,198             $1,469,604
  Obligation under capital leases - current portion                  16,941             18,275                 18,275
  Accounts payable - trade                                          916,657            478,519                628,106
  Accounts payable - affiliates                                                         89,241
  Accrued expenses                                                  745,452            455,912                631,013
  Deferred revenues                                                  17,215             48,800                 43,959
                                                          ------------------------------------------------------------
                    Total Current Liabilities                     4,193,949          3,116,945              2,790,957

LONG-TERM DEBT
  Notes payable                                                   1,640,936            852,817                820,173
  Obligation under capital leases                                    36,288             18,013                 18,013
  Subordinated payable to stockholder                             3,999,610          2,896,201              2,505,629
                                                          ------------------------------------------------------------
                      Total Long-Term Debt                        5,676,834          3,767,031              3,343,815

OTHER NON-CURRENT LIABILITIES
  Deferred revenue                                                  242,005            193,205                186,398
  Deferred taxes                                                    380,235            224,827                122,484
                                                          ------------------------------------------------------------
                  Total Non-Current Liabilities                     622,240            418,032                308,882
                                                          ------------------------------------------------------------
                        Total Liabilities                        10,493,023          7,302,008              6,443,654

STOCKHOLDER'S EQUITY
  Common Stock, $1 par value; 30,000 shares
       authorized; 15,000 shares issued and outstanding              66,100             67,100                 67,100
  Paid in surplus                                                     5,000            743,011              1,129,083
  Retained earnings                                                (531,288)          (672,119)              (187,561)
                                                          ------------------------------------------------------------
                   Total Stockholder's Equity                      (460,188)           137,992              1,008,622
                                                          ============================================================
           TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY           $10,032,835         $7,440,000             $7,452,276
                                                          ============================================================

                     The Accompanying notes are an integral
                       part of these financial statements

TAYLOR ACQUISITION GROUP
COMBINED STATEMENT OF INCOME

                                                     Years ended                  Six Months ended
                                           December 31,        December 31,            June 30,
                                               1994                1995                  1996
                                                                                      (Unaudited)
Revenues                                    $19,651,930        $16,713,246             $8,943,005
Direct Cost of Operations                    16,291,016         14,281,231              7,112,371
                                    --------------------------------------------------------------
Gross Profit                                  3,360,914          2,432,015              1,830,634
General & Administrative Expenses             3,443,168          2,831,866              1,086,408
                                    --------------------------------------------------------------
Net Operating Income (Loss)                     (82,254)          (399,851)               744,226
Other Income and Expense                        140,046           (100,896)                (3,330)
                                    --------------------------------------------------------------
Net Income (Loss) before Tax                   (222,300)          (298,955)               747,556
Federal Income Taxes (Benefit)
  Current                                        (7,973)            (2,716)               365,341
  Deferred                                      380,235           (155,408)              (102,343)
                                    --------------------------------------------------------------
                                                372,262           (158,124)               262,998
                                    ==============================================================
Net Income (Loss)                             ($594,562)         ($140,831)              $484,558
                                    ==============================================================

                     The Accompanying notes are an integral
                       part of these financial statements

TAYLOR ACQUISITION GROUP
COMBINED STATEMENT OF CASH FLOWS

                                                                           December 31,        December 31,            June 30,
                                                                              1994                1995                   1996
                                                                                                                      (Unaudited)
RECONCILIATION OF NET INCOME TO NET CASH
PROVIDED BY OPERATING ACTIVITIES:

Net Income (Loss)                                                           ($594,562)         ($140,831)              $484,558

Adjustments to reconcile net income to net cash
 provided by operating activities -
  Depreciation and amortization                                             1,645,314          1,607,042                676,109
  Gain on sale of assets                                                      (15,058)           (86,904)                (1,789)
  Decrease (increase) in accounts receivable                                 (362,011)           696,578               (502,114)
  Decrease (increase) in prepaid expenses and other assets                    (57,645)           119,829                (75,193)
  Decrease (increase) in due to affiliates                                    (64,354)           170,640                (89,241)
  Decrease (increase) in accounts payable                                     265,419           (438,138)               149,587
  Decrease (increase) in accrued expenses                                     147,618           (289,543)               175,101
  Decrease (increase) in deferred revenue                                     259,220            (17,215)               (11,648)
  Decrease (increase) in income tax receivable                               (107,973)            75,000
  Decrease (increase) in deferred taxes                                       380,235           (155,408)              (102,343)
  Decrease in officer note receivable for operations                                0            105,509
  Decrease in fixed and other assets used for operations                            0             28,924
                                                                  --------------------------------------------------------------
            Total adjustments                                               2,090,765          1,816,314                218,469
                                                                  --------------------------------------------------------------
                Net Cash Provided By Operating Activities                   1,496,203          1,675,483                703,027

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of fixed assets                                                 (1,143,548)        (1,007,592)               (85,638)
  Proceeds on sale of assets                                                   31,415            343,186                  1,789
  Advances on officer note receivable                                                           (321,806)               (38,493)
  Collections on officer note receivable                                      259,320            174,474
  Purchase equipment not in service                                           (87,964)
                                                                  --------------------------------------------------------------
             Net Cash Used For Investing Activities                          (940,777)          (811,738)              (122,342)

CASH FLOWS FROM FINANCING ACTIVITIES
  New loans                                                                 1,158,560            250,000
  Repayment of capital lease                                                  (16,961)           (16,941)
  Repayment of debt                                                        (1,674,845)        (1,509,605)              (589,238)
  Repayment of note payable - shareholder                                    (326,339)          (100,000)                (4,500)
  Loans from shareholder                                                    2,406,574            231,750
  Distribution of Subchapter S earnings                                    (2,406,574)
  Issue capital stock                                                           2,000              1,000
                                                                  --------------------------------------------------------------
             Net Cash Used For Financing Activities                          (857,585)        (1,143,796)              (593,738)
                                                                  --------------------------------------------------------------
            Net Decrease in Cash and Cash Equivalents                        (302,159)          (280,051)               (13,053)

Cash and Cash Equivalents, Beginning of Year                                  865,264            563,105                283,054
                                                                  ==============================================================
Cash and Cash Equivalents, End of Year                                       $563,105           $283,054               $270,001
                                                                  ==============================================================
NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Additional paid-in surplus                                                                    $738,011               $386,072
  Reduction in notes payable - officer                                                          (738,011)              (386,072)
                                                                                      ==========================================
                                                                                                       -                      -
                                                                                      ==========================================
  Acquisition of equipment
  Cost of equipment                                                        $1,617,653
  Equipment loans                                                            (474,105)
                                                                  ====================
            Cash paid for equipment                                        $1,143,548
                                                                  ====================

                     The Accompanying notes are an integral
                       part of these financial statements

TAYLOR ACQUISITION GROUP
COMBINED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

                                                                              Capital            Paid-in              Retained
                                                                               Stock             Surplus              Earnings
Balance, December 31, 1993                                                    $64,100                 $0             $2,589,538
Issue stock: Taylor Companies, Inc.                                             1,000
             Newton SWD, Inc.                                                   1,000
Capitalize Taylor Caldwell Properties, LLC.                                                        5,000
Distribution of Subchapter-S earnings                                                                                (2,526,264)
Net Loss                                                                                                               (594,562)
                                                                  --------------------------------------------------------------
Balance, December 31, 1994                                                     66,100              5,000               (531,288)
Issue stock: Teague Interests, Inc.                                             1,000
Contribution of officer note payable                                                             738,011
Net Loss                                                                                                               (140,831)
                                                                  --------------------------------------------------------------
Balance, December 31, 1995                                                     67,100            743,011               (672,119)
Contribution of officer note payable                                                             386,072
Net Income                                                                                                              484,558
                                                                  ==============================================================
Balance, June 30, 1996                                                        $67,100         $1,129,083              ($187,561)
                                                                  ==============================================================

                     The Accompanying notes are an integral
                       part of these financial statements

                            TAYLOR ACQUISITION GROUP
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1995

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A. The Group was organized for the purpose of providing oil field services to major oil companies and drilling companies by providing vacuum trucks, frac tanks, saltwater disposal and other services necessary for the drilling, completion and production processes. Operational areas exist primarily in the east, southeast, and central regions of Texas. The Group maintains facilities in Carthage, Caldwell, Bryan, Giddings, Pineland, Freestone, and Easton, Texas. The Group had a facility in Laredo, Texas which was closed in December, 1994.

     B. The combined financial statements include the accounts of Taylor Companies, Inc. and its wholly owned subsidiaries Taylor Interests, Inc., Taylor SWD Operating, Inc., Taylor Environmental, Inc., Taylor Disposal, Inc., Production Disposal, Inc., Taylor Injection Systems, Inc., DeBerry SWD, Inc., Tatum SWD, Inc., and Newton County SWD, Inc. Cavern Disposal, Inc., which is also a wholly owned subsidiary of Taylor Companies, Inc. is not included. Also included are Taylor Water Injections, Inc., Teague Interests, Inc., Taylor Caldwell Properties, LLC and the real property representing the Carthage yard, all of which are owned by Mr. John Randall Taylor. Intercompany transactions have been eliminated.

     C. Fixed assets are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Virtually all assets excluding buildings are depreciated over an estimated useful life of five years.

          Depreciation expense on equipment, vehicles, and disposal wells is included in cost of operations. Depreciation expense on these assets totaled $1,526,491 and $1,619,505 in 1995 and 1994, respectively.
          Depreciation expense on office furnishing and equipment and leasehold improvements totaled $80,551 and $25,809 for 1995 and 1994, respectively. These amounts are included in general and administrative expenses.

          For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

     D. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     E. Cash and cash equivalents are comprised of checking accounts, savings accounts, and short term cash investment accounts maintained at various financial institutions.

          The Group has had monies invested into a special account with Premier Bank into which excess operating funds are transferred on a daily basis. The monies in this account earn a floating interest rate and are collateralized by U.S. Government obligations.

                            TAYLOR ACQUISITION GROUP
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1995

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

     F. As explained in Note 1B, the Group consists of various companies and assets which do not exist as a taxable entity. However, the tax provisions reflected in the financial statements have been computed as if the companies and assets did exist as a single taxable entity.

          Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of depreciation and bad debt reserve for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future federal income taxes.

NOTE 2  ACCOUNTS RECEIVABLE - TRADE

          The Group's receivables consist of amounts due from major oil companies and oilfield drilling companies for frac tank and vacuum truck services and disposal fees. Receivables are uncollateralized with 30 day terms.

                                       1995                     1994
                                  Amout         %          Amount        %
                                ----------     ---       ----------     ---
Current ...................     $1,992,448      65       $2,477,303      66
30 Days ...................        712,236      23          895,283      24
60 Days ...................        193,362       6          254,940       7
90 Day and Over ...........        186,482       6          117,729       3
                                ----------     ---       ----------     ---
                                $3,084,528     100       $3,745,255     100
                                ==========     ===       ==========     ===

      An allowance for doubtful accounts of $111,322 and $75,471 has been established as of December 31, 1995 and 1994, respectively.

NOTE 3 NOTES PAYABLE

                                                             1995         1994
                                                           --------     --------
Installment notes payable to The Associates,
 secured by frac tanks and trailers, payable
 monthly at 7.6% to 8.5% interest ....................     $162,271     $404,744

Installment note payable to The Assoicates,
 secured by vehicles, payable monthly at
 8.15% interest ......................................        8,741      120,635

Installment notes payable to General Motors
 Acceptance Corporation, secured by vehicles,
 payable monthly at interest rates of 7.9%
 to 9.5% interests ...................................       26,163       58,831

                            TAYLOR ACQUISITION GROUP
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1995

NOTE 3 NOTES PAYABLE - Continued

                                                           1995          1994
                                                        ----------    ----------
Installment notes payable to insurance
  companies for current policies ...................    $   14,689    $   64,048

Installment notes payable to MetLife Capital
  Corporation, secured by frac tanks,
  certain vacuum trailers and vehicles,
  payable monthly at 6.66% to 7.33%
  interest .........................................       629,934       970,214

Installment note payable to Premier Bank,
  secured by frac tanks, payable in monthly
  installments floating at 1.5% over the
  Chase Manhattan prime rate .......................       258,750       393,750

Installment note payable to Premier Bank,
  secured by frac tanks, payable in monthly
  installments floating at 1.5% over the
  Premier Bank prime rate ..........................        61,655       281,250

Line of credit from Premier Bank, secured by
  equipment, with interest at prime plus
  1.5%  ............................................       250,000           -0-

Line of credit from Premier Bank, secured by
  accounts receivable, with interest at
  prime plus 1.5%  .................................     1,000,000     1,000,000

Installment note payable to Case Credit,
  secured by equipment, payable monthly at
  7.31% interest ...................................         9,962        21,144

Installment note payable to Panola National
  Bank, secured by portable office
  buildings, payable in monthly installments
  at 9.25% interest ................................        59,266        72,605

Installment note payable to Premier Bank
  secured by disposal wells, payable in
  monthly installments at 1% over the
  Premier Bank prime rate ..........................           -0-        58,334

Installment note payable to Texas Workers
  Compensation Insurance Fund, payable in
  monthly installments .............................           -0-       221,432

Installment notes payable to Concord
  Commercial Corporation, secured by vacuum
  trailers and frac tanks, at 12.5% interest .......           -0-         7,510

Installment notes payable to U. S. Leasing
  (formerly Ford Leasing), secured by frac
  tanks, at 11.7% interest .........................           -0-        29,991

Installment notes payable to SafeCo, secured
  by equipment and vehicles, at 12.25%
  interest .........................................           -0-        15,705

Installment notes payable to Panola National
  Bank secured by vehicles, payable in
  monthly installments at 2% over Texas
  Commerce Bank, Houston base rate .................           -0-        18,187

                            TAYLOR ACQUISITION GROUP
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1995

NOTE 3 NOTES PAYABLE - Continued
                                                           1995          1994
                                                        ----------    ----------
Installment note payable to Premier Bank
  secured by real estate, payable in monthly
  installments of $2,500.00 over a remaining
  period of 108 months floating at 1% over
  the Chase Manhattan prime rate ...................       269,500       302,500

Installment note payable to Citizens State
  Bank secured by real estate, payable in
  monthly installments of $2,230 at 8%
  interest .........................................        78,084        97,740

Note payable to an individual secured by two
  winch trucks, payable in annual
  installments of $10,000 over a remaining
  period of 5 years at 0% interest .................        50,000           -0-
                                                        ----------    ----------
Total Notes Payable ................................     2,879,015     4,138,620
Less: Current Portion ..............................     2,026,198     2,497,684
                                                        ----------    ----------
Long Term Debt .....................................    $  852,817    $1,640,936
                                                        ==========    ==========

Maturities of the above notes are summarized below:

                   1996 ................    $2,026,198
                   1997 ................       550,084
                   1998 ................        93,223
                   1999 ................        48,775
                   2000 and thereafter..       160,735
                                            ----------
                                            $2,879,015
                                            ==========

Total interest expense incurred was $461,326 and $473,448 for 1995 and 1994, respectively.

Taylor Companies, Inc. also has a line of credit available with Premier Bank of $800,000 for the purchase of new equipment or salt water disposal wells. The loan agreement contains a restrictive covenant which requires net worth to be at least $2,740,000 and debt to net worth of 2.25 to 1.00.

The Group had loans from its sole shareholder, Randy Taylor, for $2,896,201 and $3,999,610 at December 31, 1995 and 1994 respectively. These loans are subordinated to the Premier Bank loans and is considered as equity for determining the debt to net worth ratio required by the Premier covenant.

                            TAYLOR ACQUISITION GROUP
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1995

NOTE 4 CAPITAL LEASES

In 1992 Taylor Interests, Inc. entered into a capital lease with The Associates for three vacuum trailers.

The future minimum lease payments under capital leases together with the present value of the net minimum lease payments are as follows:

                 Year ending December 31,
-----------------------------------------------------------
                                                     1996     $    20,405
                                                     1997          20,405
                                                              -----------
Total minimum lease payments .....................                 40,810
Less:  amount representing interest ..............                  4,522
                                                              -----------
Present value of net minimum lease payments ......            $    36,288
                                                              ===========

NOTE 5  FEDERAL INCOME TAXES

      As explained in Note 1B, the Group consists of various companies and assets which do not exist as a taxable entity. However, the tax provisions reflected in the financial statements have been computed as if the companies and assets did exist as a single taxable entity.

      Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of depreciation and bad debt reserve for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future federal income taxes.

      The Group utilizes different methods of recognizing depreciation expense and bad debt expense for financial statement and income tax purposes. The Group also elected to expense certain costs relating to saltwater disposal wells for tax purposes that have been capitalized under generally accepted accounting principles.

                                                       1995             1994
                                                     ---------        ---------
Net income (loss) before taxes ...............       $(298,955)       $(222,300)
                                                     ---------        ---------
Timing differences
  Depreciation ...............................         329,282          137,641
  Basis in assets sold .......................         110,978            4,601
  Bad debts ..................................          35,851           47,371
  Capitalization policies ....................        (180,110)        (353,310)
                                                     ---------        ---------
     Total timing differences ................         296,001         (163,397)
Permanent differences ........................          41,186          (72,475)
                                                     ---------        ---------
Total differences ............................         337,187         (236,172)
                                                     ---------        ---------

Taxable income ...............................       $  38,232        $(458,472)
                                                     =========        =========

Tax at statutory rates .......................       $   5,735        $    -0-
Fuel tax credit ..............................           8,451            7,973
                                                     ---------        ---------

Net tax ......................................       $  (2,716)       $  (7,973)
                                                     =========        =========

                            TAYLOR ACQUISITION GROUP
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1995

NOTE 5 FEDERAL INCOME TAXES - Continued

      Deferred tax liability is computed as follows:

Depreciation expense (liability) .........      $ 1,251,644        $ 1,563,124
Bad debt expense (asset) .................         (111,322)          (139,018)

Net operating loss (asset) ...............         (479,065)          (222,300)
                                                -----------        -----------
     Net differences .....................          661,257          1,201,806
     Rate ................................               34%                31%
                                                -----------        -----------
Deferred tax liability ...................      $   224,827        $   380,235
                                                ===========        ===========

      The deferred tax liability for 1994 was recognized as an expense all in 1994 since the companies had previously been taxed as Subchapter S corporations. No deferral existed in prior years.

NOTE 6  DEFERRED REVENUES

      Taylor Interests, Inc. entered into an agreement with a major oil company whereby that company would contribute $285,900 toward the cost of drilling and constructing a salt water disposal well. Taylor Interests, Inc., would bear the remaining cost of placing the facility in operation. The oil company would receive a credit of $.05 per barrel for each barrel disposed until such time as its investment of $285,900 was recovered. Taylor Interests, Inc. had disposed of 877,900 barrels under this agreement as of December 31, 1995. Deferred revenues recognized were $48,800 and $43,895 in 1995 and 1994, respectively.

NOTE 7  EMPLOYEE BENEFIT PLAN

      Taylor Interests, Inc. has established a 401(k) savings plan for its employees. All persons employed by the Company on April 1, 1990, are eligible to participate regardless of age or length of service. Persons employed after this date become eligible upon the attainment of age 18 and the completion of six months of service. At December 31, 1995, a total of 81 employees were participants in the plan.

      This plan is a defined contribution plan in which the Company has the option to match 50% of each employee's contributions which do not exceed 6% of the employee's annual compensation. All contributions are paid into a trust fund which has been established solely for the participants in the plan. Total plan expense to the Company in 1995 was $101,663 and $53,602 in 1995 and 1994, respectively.

      A valuation of plan assets is prepared by an independent actuary. At December 31, 1995, plan assets totaled $661,156. The Company has a liability to the plan in the amount of $30,482 which is reflected in accrued expenses.

NOTE 8  RELATED PARTY TRANSACTIONS

      John Randall Taylor owns 100 percent of the stock of Taylor Companies, Inc., Taylor Water Injections, Inc., Teague Interests, Inc., and Taylor Caldwell Properties, LLC. On January 1, 1995, Mr. Taylor exchanged 100% of the stocks of Newton County SWD, Inc. and Cavern Disposal, Inc. for additional stock in Taylor Companies, Inc.

                            TAYLOR ACQUISITION GROUP
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1995

NOTE 8  RELATED PARTY TRANSACTIONS - Continued

      Various members of the Group had outstanding notes payable to Mr. Taylor. The note from Taylor Companies, Inc. is subordinated to the notes payable to Premier Bank and bears an interest rate of 5% per annum.

                                                     1995             1994
                                                  -----------      -----------
Taylor Companies, Inc. ......................     $ 2,505,629      $ 2,505,629
Taylor SWD Operating, Inc. ..................           5,000            5,000
Teague Interests, Inc. ......................         231,500              -0-
Taylor Caldwell Properties, LLC .............          17,000           17,000
Taylor Water Injectors, Inc. ................         137,072          137,072
Taylor Disposal, Inc. .......................             -0-          243,493
Production Disposal, Inc. ...................             -0-          109,920
Taylor Injection Systems, Inc. ..............             -0-           65,049
DeBerry SWD, Inc. ...........................             -0-           42,215
Tatum SWD, Inc. .............................             -0-          244,371
Newton SWD, Inc. ............................             -0-          629,861
                                                  -----------      -----------
                                                  $ 2,896,201      $ 3,999,610
                                                  ===========      ===========

      Mr. Taylor contributed to paid-in surplus $738,011 of the notes payable from Taylor Disposal, Inc., Production Disposal, Inc., Taylor Injection Systems, Inc., DeBerry SWD, Inc., Tatum SWD, Inc., and Newton SWD, Inc. in 1995. The balance of the notes were distributed to Mr. Taylor.

      Taylor Interests, Inc. leases its office and shop facilities in Carthage from Mr. Taylor. The lease is renewable annually with lease payments of $72,000 per annum. The Company also leases its Caldwell facilities from Taylor Caldwell Properties, LLC, which is a member of the Group. The Company also leases the administrative office in Carthage from Tay-Rob Interests, Inc., a company in which Mr. Taylor is president and sole stockholder. The lease is renewable annually with lease payments of $12,000 per annum. Taylor SWD Operating, Inc. also leases its facilities from Mr. Taylor for $12,000 per annum.

                            TAYLOR ACQUISITION GROUP
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1995

NOTE 9  COMMITMENTS AND CONTINGENT LIABILITIES

      A. Taylor Interests, Inc. leases certain heavy trucks and vehicles from various leasing companies. These leases are accounted for as operating leases for financial statement purposes. Future minimum lease payments on these leases for the next three years are as follows:

                         1996 ...........  $  727,810
                         1997 ...........     527,251
                         1998 ...........     218,518
                                            ----------
                                            $1,473,579
                                            ==========

      B. The Group leases land for its salt water disposal wells from various individuals at a monthly total of $5,525.

      C. A suit is pending in District Court against Taylor Interests, Inc. and Taylor SWD Operating, Inc. seeking relief based on property rights relating to a salt water disposal well. The Company prevailed at trial of this suit; however, the Court has granted Plaintiffs a new trial. An adverse verdict could be for a material amount.

      D. Four suits are pending in various State Courts involving vehicular accidents against Taylor Interests, Inc. The Company has sufficient insurance to cover the claims.

NOTE 10  ECONOMIC DEPENDENCY

The Group generated approximately 12% of its revenues from one customer in 1995. Total sales to this company were $1,918,841. In 1994, the Group generated approximately 24% of its revenue from two customers. Total sales to these two companies were $4,393,749. No other one customer generated more than 10% of total revenues.

The Group grants credit to customers in the oil and gas and related industries in the normal course of business. Consequently, the Group's ability to collect the amounts due from customers is affected by economic fluctuations in the oil and gas industry.

NOTE 11  MOTOR CARRIER PERMIT

Taylor Interests, Inc. had previously invested in an intrastate motor carrier permit for which it had paid $57,200 to another carrier. Intrastate trucking was deregulated by the federal government as of January 1, 1995, resulting in a permanent impairment of the value of the permit held by the Company. This permanent impairment in value has been recognized as an expense in 1994.

                            TAYLOR ACQUISITION GROUP
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1995

NOTE 12 SUBSEQUENT EVENT

On January 1, 1996, Mr. Taylor contributed all the capital stock of Taylor Water Injections, Inc. and Teague Interests, Inc. to Taylor Companies, Inc. in exchange for additional shares in Taylor Companies, Inc.

                            TAYLOR ACQUISITION GROUP
                              SCHEDULE OF REVENUES

                                                 FOR THE YEAR ENDED DECEMBER 31
                                                --------------------------------
                                                   1995                 1994
                                                -----------          -----------
Vacuum Trucks ........................          $ 9,463,142          $11,261,595

Frac Tanks ...........................            1,874,950            2,576,771

Disposal Fees ........................            2,873,095            3,544,190

Completion Fluids ....................            1,848,761            1,746,284

Oil Sales ............................              466,854              376,681

Other ................................              186,444              146,409
                                                -----------          -----------
                                                $16,713,246          $19,651,930
                                                ===========          ===========

                 The accompanying notes are an integral part of
                           these financial statements.

                            TAYLOR ACQUISITION GROUP
                      SCHEDULE OF DIRECT COST OF OPERATIONS

                                                  FOR THE YEAR ENDED DECEMBER 31
                                                  ------------------------------
                                                      1995             1994
                                                   -----------      -----------
Car allowances ...............................     $     6,000      $     8,417
Contract labor ...............................          50,110           97,196
Depreciation .................................       1,526,491        1,619,505
Diesel .......................................       1,301,865        1,520,198
Disposal expense .............................         924,051          710,234
Equipment rental .............................          20,779           32,785
Fluids .......................................         911,570          498,794
Gas and oil ..................................         117,117          150,593
Hoses and fittings ...........................          29,631           27,558
Insurance ....................................         672,570          797,734
Landfarming and pit expense ..................          22,058            1,476
Licenses and tags ............................          69,616           68,313
Medical payments .............................           7,686           17,483
Oil and grease ...............................         104,382          121,890
Operating supplies ...........................         208,087          472,884
Payroll taxes ................................         498,519          613,157
Employee benefit plan expense ................         101,679           59,451
Physical's and motor vehicle records .........          28,808           32,725
Rent .........................................          64,040          191,552
Repairs and maintenance ......................         844,542        1,248,637
Salaries and wages ...........................       5,084,533        6,101,501
Sub-contractors ..............................          15,480           11,349
Tires ........................................         410,479          397,145
Uniforms .....................................          69,853           76,729
Utilities ....................................         287,268          422,041
Vehicle leases ...............................         765,913          882,796
Water ........................................         138,104          108,873
                                                   -----------      -----------
                                                   $14,281,231      $16,291,016
                                                   ===========      ===========

                 The accompanying notes are an integral part of
                           these financial statements.

                            TAYLOR ACQUISITION GROUP
                 SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES

                                                  FOR THE YEAR ENDED DECEMBER 31
                                                  ------------------------------
                                                      1995              1994
                                                   ----------        ----------
Advertising ................................       $   26,229        $   36,587
Bad debts ..................................           97,248           111,958
Computer lease and repair ..................           11,358            23,612
Contributions ..............................            8,602             8,146
Depreciation ...............................           80,551            25,809
Dues and subscriptions .....................            8,103            28,111
Insurance - general ........................          247,369           242,933
Interest ...................................          461,326           473,448
Janitorial and laundry .....................            9,451             7,299
Legal and professional .....................          248,729           191,899
Miscellaneous ..............................           50,823            30,906
Office supplies ............................           67,526            91,393
Permits ....................................           11,099            10,784
Postage and freight ........................           17,383            21,251
Rent .......................................          186,639           223,348
Repairs and maintenance ....................           48,148            59,258
Salaries and bonuses .......................          759,808         1,131,893
Taxes - other ..............................          139,945           180,777
Telephone ..................................          176,086           273,573
Travel and entertainment ...................          119,684           187,705
Utilities ..................................           55,759            82,478
                                                   ----------        ----------
                                                   $2,831,866         3,443,168
                                                   ==========        ==========

                 The accompanying notes are an integral part of
                           these financial statements.

To the Stockholders, Members, and Owners
Taylor Acquisition Group
Carthage, Texas

                          INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying combined balance sheets of the Taylor Acquisition Group (the Group) as of December 31, 1995 and 1994, and the related statements of income, changes in stockholder equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

The Taylor Acquisition Group is an unincorporated combination of entities consisting of Taylor Companies, Inc. (a Texas corporation) and its wholly owned subsidiaries (excluding Cavern Disposal, Inc.), Taylor Water Injections, Inc. (a Texas corporation), Teague Interests, Inc. (a Texas corporation), Taylor Caldwell Properties, LLC (a Texas limited liability company), and the unincorporated land and buildings owned by John Randall Taylor which constitute the Carthage yard facilities. The wholly owned subsidiaries of Taylor Companies, Inc. which are included consist of Taylor Interests, Inc., Taylor SWD Operating, Inc., Taylor Environmental, Inc., Taylor Disposal, Inc., Production Disposal, Inc., Taylor Injection Systems, Inc., DeBerry SWD, Inc., Tatum SWD, Inc., and Newton County SWD, Inc., (all Texas corporations).

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Taylor Acquisition Group as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules of revenues, direct costs of operations, and general and administrative expenses on pages 17-19 are presented for the purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


Chapman, Williams & Co.
Certified Public Accountants
Carthage, Texas


May 21, 1996

(b)  Pro Forma Financial Information

The following unaudited pro forma balance sheet gives effect to the acquisition of all of the issued and outstanding stock of the Taylor Acquisition Group by Dawson Production Services, Inc. (the "Company" or "DPSI") as if such acquisition had occurred on June 30, 1996. The unaudited statements of income for the year ended March 31,1996 and the three months ended June 30, 1996 give effect to the acquisition as if such acquisition had occurred at the beginning of the respective periods. The unaudited pro forma statements of income for the year ended March 31, 1996 combine the Company's historical income statement for the year ended March 31, 1996 and Taylor's historical income statement for the year ended December 31, 1995. The pro forma information is based on the historical financial statements of the Company and Taylor, giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments set forth in the notes accompanying the unaudited pro forma financial statements.

The unaudited pro forma financial statements have been prepared by the Company's management based upon the historical financial statements of the Company and Taylor. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect during the periods indicated or which may be obtained in the future. The unaudited pro forma financial statement should be read in conjunction with the financial statements and related notes of the Company and the financial statements and related notes of Taylor contained elsewhere herein.

UNAUDITED PRO FORMA BALANCE SHEET

                                                              DPSI            Taylor        Pro Forma                Pro Forma
                                                         June 30, 1996     June 30, 1996   adjustments  Reference  June 30, 1996
                                                         -------------     -------------   -----------  ---------  -------------
                                                                                         (in thousands)
                        ASSETS
Current assets:
Cash and cash equivalents                                     $12,084            $239        ($3,750)    A                $8,573
Trade receivable (net)                                          9,906           3,300              -                      13,206
Other receivables                                                   7             500              -                         507
Income taxes receivable                                           580               -              -                         580
Prepaid expenses and other                                        581             226              -                         807
                                                        ---------------------------------------------          ------------------
                 Total current assets                          23,158           4,265         (3,750)                     23,673

Net property and equipment                                     30,824           3,187          4,721     B                38,732
Goodwill and other assets                                       3,592               -          6,196   B,D,E               9,788
                                                        =============================================          ==================
                     Total assets                             $57,574          $7,452         $7,167                     $72,193
                                                        =============================================          ==================

         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                             $2,749            $628              -                      $3,377
  Accrued liabilities                                           2,508             631              -                       3,139
  Current portion of long-term debt                               196           1,514              -                       1,710
  Current portion of obligations under capital leases           1,307              18              -                       1,325
                                                        ------------------------------                         ------------------
               Total current liabilities                        6,760           2,791              -                       9,551

Long-term debt, net of current portion                          1,526             820          8,750     A                11,096
Obligations under capital leases, net of current portion        2,041              18              -                       2,059
Subordinated payable to shareholder                                 -           2,506         (2,506)    C                     -
Deferred income taxes                                             473             122          1,931     D                 2,526
Deferred revenue                                                    -             187              -                         187

Shareholders' equity
  Common Stock                                                     64              67            (67)    E                    64
  Paid-in capital                                              41,522           1,129         (1,129)    E                41,522
  Retained earnings                                             5,330            (188)           188     E                 5,330
  Notes receivable from officers                                 (142)              -              -                        (142)
                                                        ---------------------------------------------          ------------------
              Total shareholders' equity                       46,774           1,008         (1,008)                     46,774
Commitments and contingencies
                                                        =============================================          ==================
             Total liabilities and equity                     $57,574          $7,452         $7,167                     $72,193
                                                        =============================================          ==================

            See accompanying notes to pro forma financial statements

UNAUDITED PRO FORMA STATEMENTS OF INCOME

                                                              DPSI            Taylor
                                                          For the year     For the year
                                                             ended             ended                                   Pro Forma
                                                           March 31,       December 31,     Pro Forma                   March 31,
                                                              1996             1995        adjustments    Reference       1996
                                                              ----             ----        -----------    ---------       ----
                                                                    (in thousands except for share and per share amounts)
Revenues                                                     $52,391           $16,713             -                    $69,104
Costs and expenses:
  Operating                                                   34,319            12,755             -                     47,074
  General and administrative                                   8,937             2,290             -                     11,227
  Depreciation and amortization                                4,397             1,607         1,004         F            7,008
                                                        ---------------------------------------------              -------------
               Total costs and expenses                       47,653            16,652         1,004                     65,309
                                                        ---------------------------------------------              -------------
                   Operating income                            4,738                61        (1,004)                     3,795
Other income and expenses:
  Interest expense                                             1,848               461           639         G                -
                                                                                                (125)        H            2,823
  Other expense (income), net                                   (129)             (101)            -                       (230)
                                                        ---------------------------------------------              -------------
            Total other income and expenses                    1,719               360           514                      2,593
Income before minority interest, income taxes and
                                                        ---------------------------------------------              -------------
  extraordinary item                                           3,019              (299)       (1,518)                     1,202
Minority interest in consolidated subsidiary                     937                 -             -                        937
                                                        ---------------------------------------------              -------------
Income before income taxes and extraordinary item              2,082              (299)       (1,518)                       265
Provision for income taxes                                       709              (158)         (437)        I              114
                                                        ---------------------------------------------              -------------
Net income before extraordinary item                           1,373              (141)       (1,081)                       151
Extraordinary item                                              (514)                -             -                       (514)
                                                        ---------------------------------------------              -------------
Net income                                                       859              (141)       (1,081)                      (363)
Preferred stock dividends                                        (88)                -             -                        (88)
                                                        =============================================              =============
Net income applicable to common stock                           $771             ($141)      ($1,081)                     ($451)
                                                        =============================================              =============
Earnings per common share:
  Primary:
    Income before extraordinary item                           $0.44                                                      $0.02
    Extraordinary item                                        ($0.17)                                                    ($0.17)
                                                        =============                                              =============
Net income                                                     $0.27                                                     ($0.15)
                                                        =============                                              =============
Weighted average number of common and
                                                                                                                   =============
   common equivalent shares                                2,931,234                                                  2,931,234
                                                        =============                                              =============
  Fully diluted:
    Income before extraordinary item                           $0.43                                                      $0.02
    Extraordinary item                                        ($0.16)                                                    ($0.17)
                                                        =============                                              =============
Net income                                                     $0.27                                                     ($0.15)
                                                        =============                                              =============
Weighted average number of common and
   common equivalent shares                                3,207,622                                                  2,931,234
                                                        =============                                              =============

            See accompanying notes to pro forma financial statements

UNAUDITED PRO FORMA STATEMENTS OF INCOME

                                                              DPSI          Taylor                                   Pro Forma
                                                         For the three   For the three                             For the three
                                                          months ended   months ended                              months ended
                                                            June 30,       June 30,        Pro Forma                 June 30,
                                                              1996            1996        Adjustments  Reference       1996
                                                              ----            ----        -----------  ---------       ----
(in thousands except for share and per share amounts)
Revenues                                                    $14,678          $4,224              -                    $18,902
Costs and expenses:
  Operating                                                   9,493           2,952              -                     12,445
  General and administrative                                  2,260             473              -                      2,733
  Depreciation and amortization                               1,375             327            250         F            1,952
                                                        -------------------------------------------              -------------
               Total costs and expenses                      13,128           3,752            250                     17,130
                                                        -------------------------------------------              -------------
                   Operating income                           1,550             472           (250)                     1,772
Other income and expenses:
  Interest expense                                               65              64            160         G              289
  Other expense (income), net                                  (122)            (2)              -                       (124)
                                                        -------------------------------------------              -------------
            Total other income and expenses                     (57)             62            160                        165
                                                        -------------------------------------------              -------------
Income before income taxes                                    1,607             410           (410)                     1,607
Provision for income taxes                                      591             140            (40)        I              691
                                                        ===========================================              =============
Net income                                                   $1,016            $270          ($370)                      $916
                                                        ===========================================              =============
Earnings per common share:
  Primary :
         Net income                                                $0.16                                                $0.14
                                                        =================                                        =============
Weighted average number of common and
   common equivalent shares                                    6,509,816                                            6,509,816
                                                        =================                                        =============
Earnings per common share:
  Fully diluted :
         Net income                                                $0.16                                                $0.14
                                                        =================                                        =============
Weighted average number of common and
   common equivalent shares                                    6,509,816                                            6,509,816
                                                        =================                                        =============

Notes to Pro Forma Financial Statements:

     A. To record the purchase of 100% of the common stock of the Taylor Acquisition Group for $10.2 million and assumption of a $2.5 million subordinated payable to shareholder for a total consideration of $12.7 million. Such amount was financed using available cash of approximately $4.0 million ($.03 million paid prior to closing), bank debt of $7.0 million and a note payable to the seller by the Company of $1.7 million.

     B. To record Taylor's property and equipment at estimated fair market value and goodwill at date of acquisition.

     C. To reflect the liquidation of note of $2.5 million subordinated payable to shareholder assumed by the Company.

     D. To record the deferred tax liability and related goodwill as the result of taxable temporary differences between the assigned fair value and tax basis of property and equipment .

     E. To reflect the elimination of equity in subsidiary upon consolidation of Dawson Production Services, Inc. and the Taylor Acquisition Group.

     F. Adjustment to reflect the amortization of goodwill resulting from the purchase of Taylor over an estimated 20 year life and additional depreciation for assets written up to fair market values.

     G. To adjust interest expense to reflect the additional debt to a bank at the rate of LIBOR plus 1.75% (currently at 7.125%), and a note payable to the seller with an interest rate of 8.00%.

     H. Adjustment to eliminate interest on $2.5 million note acquired from seller.

     I. To adjust the pro forma income tax expense to reflect the Company's pro forma effective tax rate.

(c) Exhibits

     23.1  -- Consent of Chapman, William's & Co., Certified Public Accountants.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                        DAWSON PRODUCTION SERVICES, INC.

                                            By:  /s/ P. MARK STARK
                                                 Chief Financial Officer
                                                 (Principal Financial and
                                                  Accounting Officer)
Date: